Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FIFTH CONSECUTIVE YEAR OF

RECORD WORLDWIDE REVENUES AND DIVIDEND INCREASE

Increases Dividend 6% to $1.44 per Annum

Plano, TX, February 21, 2020 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and twelve months ended December 31, 2019 and announced that its Board of Directors has increased its cash dividend by $0.08 to $1.44 per share of common stock on an annualized basis, effective immediately.  The fourth quarter dividend of $0.36 per share of common stock will be paid on March 20, 2020 to stockholders of record on March 6, 2020.

Cinemark Holdings, Inc.’s total revenues for the three months ended December 31, 2019 was $788.8 million compared to $798.6 million for the three months ended December 31, 2018. For the three months ended December 31, 2019, admissions revenues were $434.2 million and concession revenues were $275.0 million. For the three months ended December 31, 2019, attendance was 63.8 million patrons, average ticket price increased 3.2% to $6.81 and concession revenues per patron increased 4.6% to $4.31.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2019 increased to $26.3 million from $19.4 million for the three months ended December 31, 2018. Diluted earnings per share for the three months ended December 31, 2019 was $0.22 compared to $0.17 for the three months ended December 31, 2018.

Adjusted EBITDA for the three months ended December 31, 2019 was $178.3 million compared to $198.1 million for the three months ended December 31, 2018. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“We are extremely pleased to report our fifth consecutive year of record global revenues, as well as our fifth consecutive annual dividend increase,” stated Mark Zoradi, Cinemark’s Chief Executive Officer.  “Continued benefits derived from our strategic initiatives enabled us to surpass North American industry box office results by 200 bps in 2019, and our consistent financial strength gave our Board of Directors confidence to approve an $0.08 increase to our dividend to $1.44 per annum, which has now grown 33% over the past five years.”

Cinemark Holdings, Inc.’s total revenues for the twelve months ended December 31, 2019 increased 1.9% to $3,283.1 million from $3,221.8 million for the twelve months ended December 31, 2018. For the twelve months ended December 31, 2019, admissions revenues were $1,805.3 million and concession revenues increased 4.7% to $1,161.1 million. For the twelve months ended December 31, 2019, attendance was 279.6 million patrons, average ticket price was $6.46 and concession revenues per patron increased 5.6% to $4.15.

Net income attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2019 was $191.4 million compared to $213.8 million for the twelve months ended December 31, 2018. Diluted earnings per share for the twelve months ended December 31, 2019 was $1.63 compared to $1.83 for the twelve months ended December 31, 2018.

Adjusted EBITDA for the twelve months ended December 31, 2019 was $745.0 million compared to $781.5 million for the twelve months ended December 31, 2018. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of December 31, 2019, the Company’s aggregate screen count was 6,132 and the Company had commitments to open 13 new theatres and 150 screens in 2020 and 10 new theatres and 93 screens subsequent to 2020.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 554 theatres with 6,132 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial and Media Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 21, 2020. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Statement of income data:
Revenues
Admissions	$434,280	$445,063	$1,805,321	$1,834,173
Concession	275,000	277,550	1,161,083	1,108,793
Other	79,523	75,863	316,695	278,769
Total revenues	788,803	798,476	3,283,099	3,221,735
Cost of operations
Film rentals and advertising	244,139	241,513	1,003,832	999,755
Concession supplies	49,080	46,397	206,441	180,974
Salaries and wages	101,770	97,863	410,086	383,860
Facility lease expense	83,565	79,443	346,094	323,316
Utilities and other	117,501	110,204	474,711	448,070
General and administrative expenses	46,382	41,459	173,384	165,173
Depreciation and amortization	64,360	67,506	261,155	261,162
Impairment of long-lived assets	11,619	27,352	57,001	32,372
Loss on disposal of assets and other	3,951	10,036	12,008	38,702
Total cost of operations	722,367	721,773	2,944,712	2,833,384
Operating income	66,436	76,703	338,387	388,351
Interest expense (1)	(24,904)	(27,269)	(99,941)	(109,994)
Loss on debt amendments and refinancing	—	—	—	(1,484)
Interest income	2,527	2,753	12,589	10,614
Foreign currency exchange gain (loss)	1,391	(4,713)	(3,394)	(11,660)
Distributions from NCM	3,705	3,221	12,873	15,389
Interest expense - NCM	(14,444)	(4,849)	(28,624)	(19,724)
Equity in income of affiliates	7,888	10,034	41,870	39,242
Income before income taxes	42,599	55,880	273,760	310,734
Income taxes	15,760	35,837	79,912	95,429
Net income	$26,839	$20,043	$193,848	$215,305
Less: Net income attributable to noncontrolling interests	505	600	2,462	1,478
Net income attributable to Cinemark Holdings, Inc.	$26,334	$19,443	$191,386	$213,827
Earnings per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.22	$0.17	$1.63	$1.83
Diluted	$0.22	$0.17	$1.63	$1.83
Diluted weighted average shares outstanding	116,613	116,383	116,606	116,342
Other Financial Data:
Adjusted EBITDA (1)	$178,295	$198,092	$745,045	$781,517

Other Operating Data

(unaudited, in thousands)

	As of
	December 31,
	2019	2018
Balance sheet data (unaudited, in thousands):
Cash and cash equivalents	$488,313	$426,222
Theatre properties and equipment, net	$1,735,247	$1,833,133
Total assets	$5,828,017	$4,481,838
Long-term debt, including current portion, net of unamortized debt issue costs	$1,777,937	$1,780,611
Equity	$1,448,322	$1,408,570

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended December 31,			Three Months Ended December 31,			Constant Currency (1)		Three Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change	2019	% Change	2019	2018	% Change
Admissions revenues	$364.9	$369.7	(1.3)%	$69.3	$75.4	(8.1)%	$77.6	2.9%	$434.2	$445.1	(2.4)%
Concession revenues	$231.5	$231.1	0.2%	$43.5	$46.5	(6.5)%	$48.0	3.2%	$275.0	$277.6	(0.9)%
Other revenues	$53.7	$50.5	6.3%	$25.9	$25.4	2.0%	$29.5	16.1%	$79.6	$75.9	4.9%
Total revenues	$650.1	$651.3	(0.2)%	$138.7	$147.3	(5.8)%	$155.1	5.3%	$788.8	$798.6	(1.2)%
Attendance	43.3	46.4	(6.7)%	20.5	21.0	(2.4)%			63.8	67.4	(5.3)%
Average ticket price (2)	$8.43	$7.97	5.8%	$3.38	$3.59	(5.8)%	$3.79	5.6%	$6.81	$6.60	3.2%
Concession revenues per patron (3)	$5.35	$4.98	7.4%	$2.12	$2.21	(4.1)%	$2.34	5.9%	$4.31	$4.12	4.6%
Average screen count	4,631	4,581		1,462	1,450				6,093	6,031

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	December 31,		December 31,			December 31,
	2019	2018	2019	2018	Constant Currency (1) 2019	2019	2018
Film rentals and advertising	$209.3	$205.9	$34.8	$35.7	$38.9	$244.1	$241.6
Concession supplies	39.3	36.5	9.9	9.9	10.9	49.2	46.4
Salaries and wages	83.8	79.4	18.0	18.5	20.7	101.8	97.9
Facility lease expense	65.7	62.0	17.9	17.4	19.6	83.6	79.4
Utilities and other	87.4	81.3	30.1	28.8	33.8	117.5	110.1

	U.S. Operating Segment			International Operating Segment					Consolidated
	Twelve Months Ended December 31,			Twelve Months Ended December 31,			Constant Currency (1)		Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change	2019	% Change	2019	2018	% Change
Admissions revenues	$1,431.8	$1,461.2	(2.0)%	$373.5	$373.0	0.1%	$434.9	16.6%	$1,805.3	$1,834.2	(1.6)%
Concession revenues	$936.2	$892.4	4.9%	$224.9	$216.4	3.9%	$258.6	19.5%	$1,161.1	$1,108.8	4.7%
Other revenues	$212.9	$185.4	14.8%	$103.8	$93.4	11.1%	$123.7	32.4%	$316.7	$278.8	13.6%
Total revenues	$2,580.9	$2,539.0	1.7%	$702.2	$682.8	2.8%	$817.2	19.7%	$3,283.1	$3,221.8	1.9%
Attendance	176.2	185.3	(4.9)%	103.4	96.8	6.8%			279.6	282.1	(0.9)%
Average ticket price (2)	$8.13	$7.89	3.0%	$3.61	$3.85	(6.2)%	$4.21	9.4%	$6.46	$6.50	(0.6)%
Concession revenues per patron (3)	$5.31	$4.82	10.2%	$2.18	$2.24	(2.7)%	$2.50	11.6%	$4.15	$3.93	5.6%
Average screen count	4,615	4,570		1,457	1,427				6,072	5,997

	U.S. Operating Segment		International Operating Segment			Consolidated
	Twelve Months Ended		Twelve Months Ended			Twelve Months Ended
	December 31,		December 31,			December 31,
	2019	2018	2019	2018	Constant Currency (1) 2019	2019	2018
Film rentals and advertising	$819.6	$822.6	$184.2	$177.2	$214.5	$1,003.8	$999.8
Concession supplies	156.9	134.6	49.6	46.4	57.1	206.5	181.0
Salaries and wages	331.2	303.7	78.9	80.2	93.2	410.1	383.9
Facility lease expense	259.8	245.1	86.3	78.2	97.4	346.1	323.3
Utilities and other	348.2	327.0	126.5	121.0	147.6	474.7	448.0
(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2018. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

(2)	Average ticket price is calculated as admissions revenues divided by attendance.
(3)	Concession revenues per patron is calculated as concession revenues divided by attendance.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted EBITDA (1)
U.S.	$161,757	$171,669	$615,161	$648,576
International	16,538	26,423	129,884	132,941
Total Adjusted EBITDA	$178,295	$198,092	$745,045	$781,517
Capital expenditures
U.S.	$81,952	$75,766	$230,561	$270,870
International	35,163	24,345	73,066	75,203
Total capital expenditures	$117,115	$100,111	$303,627	$346,073
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$26,839	$20,043	$193,848	$215,305
Add (deduct):
Income taxes	15,760	35,837	79,912	95,429
Interest expense (a)	24,904	27,269	99,941	109,994
Other (income) expense, net (b)	2,638	(3,225)	(22,441)	(18,472)
Loss on debt amendments and refinancing	—	—	—	1,484
Distributions from DCIP (c)	15,784	598	23,696	5,799
Other cash distributions from equity investees (d)	9,419	8,504	29,670	24,344
Depreciation and amortization (a)	64,360	67,506	261,155	261,162
Impairment of long-lived assets	11,619	27,352	57,001	32,372
Loss on disposal of assets and other	3,951	10,036	12,008	38,702
Non-cash rent (e)	(1,107)	—	(4,360)	—
Deferred lease expenses - theatres (a)(f)	—	(135)	—	(387)
Deferred lease expenses - projectors (a)(g)	—	(233)	—	(933)
Amortization of long-term prepaid rents (a)(f)	—	568	—	2,382
Share based awards compensation expense (h)	4,128	3,972	14,615	14,336
Adjusted EBITDA	$178,295	$198,092	$745,045	$781,517
(a)	Amounts for the year ended December 31, 2019 were impacted by the adoption of ASC Topic 842 and the resulting change in the classification of certain of the Company’s leases.
(b)	Includes interest income, foreign currency exchange gain (loss), interest expense – NCM and equity in income of affiliates.
(c)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP. These distributions are reported entirely within the U.S. operating segment.
(d)

Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.

(e)

The adoption of ASC Topic 842 impacted how the Company amortizes lease related assets and liabilities such as deferred lease expenses, favorable and unfavorable lease intangible assets, long-term prepaid rents and deferred lease incentives.  Beginning January 1, 2019, these items are amortized to facility lease expense for theatre operating leases and utilities and other for equipment operating leases.

(f)	Non-cash expense included in facility lease expense.
(g)	Non-cash expense included in utilities and other.
(h)	Non-cash expense included in general and administrative expenses.